CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $1.00 per share	7,500,000 Shares	$26.54	$199,050,000	$27,151

(1)    In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this prospectus supplement being filed under Registration Statement No. 333-174326 also covers any additional shares of our common stock offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices for our common stock as reported on the New York Stock Exchange composite tape on May 13, 2013.
(3)    Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-174326.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174326
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 19, 2011)

Up to 7,500,000 Shares

MDU RESOURCES GROUP, INC.

Common Stock
________________
We have entered into an equity distribution agreement, dated May 20, 2013, with Wells Fargo Securities, LLC, or Wells Fargo Securities, relating to shares of our common stock, par value $1.00 per share, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms, and subject to the conditions, of the equity distribution agreement, we may offer and sell up to 7,500,000 shares of our common stock from time to time through Wells Fargo Securities as our agent for the offer and sale of the shares. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions or transactions that are deemed to be “at the market offerings,” including sales made directly on the New York Stock Exchange or sales made to or through a market maker. Wells Fargo Securities is not required to sell any specific number of shares but, subject to the terms and conditions of the equity distribution agreement, and as instructed by us, will make all sales using its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares. Sales of the shares, if any, will be made at market prices prevailing at the time of sale. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of up to 7,500,000 shares of common stock and (2) the termination by us or Wells Fargo Securities of the equity distribution agreement. Wells Fargo Securities will receive from us a commission equal to 1% of the gross sales price of all shares sold through it as sales agent and/or principal under the equity distribution agreement and we have agreed to reimburse Wells Fargo Securities for its reasonable documented out-of-pocket expenses up to a maximum of $75,000, including fees, disbursements and expenses of counsel.
Our common stock is listed on the New York Stock Exchange under the symbol "MDU." On May 17, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $27.09 per share.

Our principal executive offices are located at MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, and our telephone number is (701) 530-1000.
________________
See "Risk Factors" beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
________________
Wells Fargo Securities

________________

The date of this prospectus supplement is May 20, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a description of the securities registered by us and gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus carefully, including the consolidated financial statements and other information incorporated by reference herein and therein in their entirety before making an investment decision. If the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus) is different from, or inconsistent with, the information contained or incorporated by reference in the accompanying prospectus, you should rely on the information contained or incorporated by reference in this prospectus supplement (or any free writing prospectus).
You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any "free writing prospectus" we may authorize to be delivered to you. Neither we nor Wells Fargo Securities has authorized anyone else to provide you with different, inconsistent or additional information. If anyone provides you with different, inconsistent or additional information, you should not rely on it. Neither we nor Wells Fargo Securities is making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

INCORPORATION BY REFERENCE
The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" the information that we file with the SEC, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, after the date of this prospectus supplement, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, until we sell all of the securities described in this prospectus supplement and the accompanying prospectus or terminate this offering. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus at the time of the future filings. We incorporate by reference the documents set forth below that we have previously filed with the SEC (SEC file number 1-3480):

1.	Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013;

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 7, 2013;

3.	Current Reports on Form 8-K, filed on February 11, March 7, April 25 and May 6, 2013;

4.
Registration Statement on Form 8-A, filed on September 21, 1994 as amended by Amendment No. 1 on Form 8-A/A, filed on March 23, 2000, Amendment No. 2 on Form 8-A/A, filed on March 10, 2003, Amendment No. 3 on Form 8-A/A, filed on January 21, 2004, Amendment No. 4 on Form 8-A/A, filed on June 27, 2007, Amendment No. 5 on Form 8-A/A, filed on November 19, 2008, Amendment No. 6 on Form 8-A/A, filed on January 5, 2009, Amendment No. 7 on Form 8-A/A, filed on April 30, 2010 and any further amendments thereto; and

5.	Proxy Statement for an annual meeting of stockholders held on April 23, 2013, filed on March 13, 2013.
You may request a copy of these documents, at no cost to you, by writing or calling Office of the Treasurer, MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.
You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus. Neither we nor Wells Fargo Securities has authorized anyone else to provide you with different information. Neither we nor Wells Fargo Securities is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date of the document incorporated by reference.
RISK FACTORS
Investing in our common stock involves certain risks. You are urged to read and consider the following risk factors as well as those described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and those incorporated from our other filings with the SEC are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem not material also may impair our business operations. If any of those risks actually occur, our business, financial condition, operating results, cash flow and prospects could be materially adversely affected, and the trading price of our common stock could decline, resulting in the loss of all or part of your investment.

You may experience significant dilution as a result of this offering and additional issuances of our securities, which could materially and adversely affect the market price of our common stock.
Our Restated Certificate of Incorporation, as amended, permits our board of directors to authorize, without stockholder approval, the issuance of additional common stock or one or more series of preferred stock, preferred stock A, preference stock or securities convertible or exchangeable into or exchangeable for our equity securities. We may, from time to time and at any time, seek to offer and sell common stock, preferred stock or other securities, including sales of common stock in this offering through Wells Fargo Securities, based on market conditions and other factors that may be beyond our control.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common stock, preferred stock, preferred stock A or preference stock, will be based on numerous factors and cannot be determined at this time. The market price of our common stock could decline as a result of sales of a large number of shares of our equity securities in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that those sales could occur.
The market price of our common stock may fluctuate significantly.
The market price of our common stock could be subject to significant fluctuations in response to factors such as the following, some of which are beyond our control:

•	actual or anticipated variations in our quarterly operating results, including variations from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	favorable or adverse regulatory or legislative developments;

•	our dividend policy;

•	future sales by us of common stock or other securities;

•	changes in the ratings of our securities;

•	market perception of us and our industry and developments generally affecting industries in which we operate; and

•	general economic conditions.
In addition, the stock markets in general, including the New York Stock Exchange, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance and may affect adversely the market price of our common stock.

MDU RESOURCES GROUP, INC.
We are a diversified natural resource company which was incorporated under the laws of the State of Delaware in 1924. Our principal executive offices are at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.
Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in Montana, North Dakota, South Dakota and Wyoming. Cascade Natural Gas Corporation, a wholly owned subsidiary, distributes natural gas in Oregon and Washington. Intermountain Gas Company, a wholly owned subsidiary, distributes natural gas in Idaho. Great Plains Natural Gas Co., another one of our public utility divisions, distributes natural gas in western Minnesota and southeastern North Dakota. These operations also supply related value-added products and services.
Through our wholly owned subsidiary, Centennial Energy Holdings, Inc., we own WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.
WBI Holdings, Inc. is comprised of the pipeline and energy services and the exploration and production segments. The pipeline and energy services segment provides natural gas transportation, underground storage, processing and gathering services, as well as oil gathering, through regulated and nonregulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the United States. The pipeline and energy services segment also provides cathodic protection and other energy-related services. The exploration and production segment is engaged in oil and natural gas acquisition, exploration, development and production activities in the Rocky Mountain and Mid-Continent regions of the United States and in and around the Gulf of Mexico.
Knife River Corporation is comprised of the construction materials and contracting segment. Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt, liquid asphalt and other value-added products. It also performs integrated contracting services. Knife River Corporation operates in the central, southern and western United States, and Alaska and Hawaii.
MDU Construction Services Group, Inc. is comprised of the construction services segment. MDU Construction Services Group, Inc. specializes in constructing and maintaining electric and communication lines, gas pipelines, fire suppression systems, and external lighting and traffic signalization equipment. It also provides utility excavation services and inside electrical wiring, cabling and mechanical services, sells and distributes electrical materials, and manufactures and distributes specialty equipment.
Centennial Energy Resources LLC owns interests in certain electric transmission lines in Brazil.
Centennial Holdings Capital LLC insures various types of risks as a captive insurer for certain of our subsidiaries. The function of the captive insurer is to fund the deductible layers of the insured companies' general liability and automobile liability coverages. Centennial Holdings Capital LLC also owns certain real and personal property.
DESCRIPTION OF THE COMMON STOCK
The following is a description of our common stock. This description is not complete, and we qualify it by referring to our restated certificate of incorporation, as amended, and bylaws, as amended, each of which previously has been filed with the SEC and is incorporated into this document by reference. We also refer you to the laws of the state of Delaware.
Our restated certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into four classes:

•    500,000 shares of preferred stock, $100 par value;
•    1,000,000 shares of preferred stock A, without par value;
•    500,000 shares of preference stock, without par value; and
•    500,000,000 shares of common stock, $1.00 par value.
Dividend Rights
Under our restated certificate of incorporation, we may declare and pay dividends on our common stock, out of surplus or net profits, only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred stock, preferred stock A and preference stock. As of March 31, 2013, we had approximately 154,000 shares of preferred stock and no preferred stock A or preference stock outstanding.
Voting Rights
Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.
Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.
The holders of our preferred stock, preferred stock A and preference stock do not have the right to vote, except as our board of directors establishes or as provided in our restated certificate of incorporation or bylaws or as determined by state law.
Our restated certificate of incorporation gives the holders of our preferred stock, preferred stock A and preference stock the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends. In addition, the holders of some series of our preferred stock and preferred stock A, and/or the holders of our preference stock, must approve amendments to the restated certificate of incorporation in some instances.
Liquidation Rights
If we were to liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive specified amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock. After the preferred stock, preferred stock A and preference stock payments are made, the holders of our common stock are entitled to share in all of our remaining assets available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred or Preference Stock
Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series. Our board of directors has the authority to determine the terms of each series of any preferred, preferred stock A or preference stock, within the limits of the restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.
If we issue any preferred, preferred stock A or preference stock, we may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred, preferred stock A or preference stock may delay or prevent a change in control of our company.
Provisions of our Restated Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our restated certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of our company if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our restated certificate of incorporation provides that our board of directors will have at least six and at most 15 directors. Two-thirds of the continuing directors decide the exact number of directors at a given time. Two-thirds of the continuing directors fill any new directorships created by the board and any vacancies.
Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our restated certificate of incorporation prevents stockholders from calling a special meeting.
No Cumulative Voting
Our restated certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions
Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not less than the close of business on the 90th day prior to the first anniversary of the prior year's annual meeting date.
Provisions Relating to the Authorization of Business Combinations
There is a provision in our restated certificate of incorporation permitting our board of directors to consider the following factors in determining whether or not to approve some types of business combinations:

•
The consideration to be received by us or our stockholders in connection with the business combination in relation not only to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of us as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition, future prospects and future value as an independent corporation;

•	The character, integrity and business philosophy of the other party or parties to the business combination transaction and the management of that party or those parties;

•
The business and financial conditions and earnings prospects of the other party or parties to the business combination transaction, including, but not limited to, debt service and other existing or likely financial obligations of that party or those parties, the intention of the other party or parties to the business combination transaction regarding the use of our assets to finance the acquisition, and the possible effect of the conditions upon us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located;

•
The projected social, legal and economic effects of the proposed action or transaction upon us or our subsidiaries, employees, suppliers, customers and others having similar relationships with us, and the communities in which we and our subsidiaries do business;

•	The general desirability of our continuance as an independent entity; and

•	Such other factors as the continuing directors may deem relevant.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if

•	our board of directors approved of the business combination or the acquisition of our stock before the person became an interested stockholder;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock, excluding certain shares; or

•	the business combination is approved by the board of directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Transfer Agent; Registrar
The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Saint Paul, Minnesota.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement, dated May 20, 2013, with Wells Fargo Securities under which we may offer and sell up to 7,500,000 shares of our common stock from time to time through Wells Fargo Securities, as our agent. The sales, if any, of the shares of common stock under the equity distribution agreement may be made in "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, the principal existing trading market for our common stock, or on any other existing trading market for our common stock and sales made to or through a market maker. The equity distribution agreement also provides that Wells Fargo Securities may sell our common stock by any other method permitted by law, including, without limitation, in privately negotiated transactions. As our sales agent, Wells Fargo Securities will not engage in any transactions that stabilize the price of our common stock.
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to Wells Fargo Securities specifying the length of the selling period, the amount of common stock to be sold and any minimum price below which sales may not be made. Upon acceptance of an issuance notice from us, Wells Fargo Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell our common stock on such terms and subject to the conditions set forth in the equity distribution agreement. Subject to certain conditions, we or Wells Fargo Securities may suspend any sale of shares of common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. The obligation of Wells Fargo Securities under the equity distribution agreement to sell common stock pursuant to any issuance notice is subject to a number of conditions, which Wells Fargo Securities reserves the right to waive in its sole discretion.
Wells Fargo Securities will provide written confirmation to us no later than the opening of the trading day on the New York Stock Exchange following the trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold in respect of such trading day, the net proceeds to us and the compensation payable by us to Wells Fargo Securities with respect to the sales.
We will pay Wells Fargo Securities a commission for its services in acting as sales agent and/or principal equal to 1% of the gross sales price of all shares sold through it under the equity distribution agreement. We have also agreed to reimburse Wells Fargo Securities for its reasonable documented out-of-pocket expenses up to a maximum of $75,000, including fees, disbursements and expenses of counsel, in connection with the equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to Wells Fargo Securities under the terms of the equity distribution agreement, will be approximately $250,000. In connection with the sale of the common stock hereunder, Wells Fargo Securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation paid to Wells Fargo Securities may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Wells Fargo Securities against certain civil liabilities, including under the Securities Act of 1933, as amended, or to contribute to payments Wells Fargo Securities may be required to make because of any of these liabilities.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and Wells Fargo Securities may agree. Settlement for sales of common stock will occur on the third (3rd) trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Wells Fargo Securities in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of common stock sold through Wells Fargo Securities, as agent under the equity distribution agreement, and the net proceeds received by us with respect to such common stock.
The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by either Wells Fargo Securities or us. The equity distribution agreement may be terminated by Wells Fargo Securities or us at any time upon three (3) days’ notice, by us in certain circumstances and upon notice by Wells Fargo Securities in certain circumstances, including our failure to maintain a listing of our common stock on the New York Stock Exchange or the occurrence of a material adverse change in our company.
Conflicts of Interest
An affiliate of Wells Fargo Securities is the administrative agent, and a lender to us, under our revolving credit facility and may receive a portion of amounts, if any, which may be repaid from the proceeds of this offering. Because an affiliate of Wells Fargo Securities is a lender under our revolving credit facility, Wells Fargo Securities or its affiliates may receive more than 5% of the net proceeds of this offering.
Other Relationships
Wells Fargo Securities and its affiliates have engaged in, and may in the future engage in, investment banking, advisory, general financing, trustee, banking and other commercial services for us and our affiliates from time to time in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these engagements.
In addition, in the ordinary course of business activities, Wells Fargo Securities and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wells Fargo Securities and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
EXPERTS
The financial statements and the related financial statement schedules incorporated in this prospectus supplement and the accompanying prospectus by reference from MDU Resources Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of MDU Resources Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
Certain legal matters in connection with this offering, including the validity of the common stock will be passed upon for us by Paul K. Sandness, Esq., our General Counsel, and also by Cohen Tauber Spievack & Wagner P.C., New York, New York. Mr. Sandness owns approximately 53,587 shares of common stock. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will act as counsel to Wells Fargo Securities.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Debt Securities
and
Common Stock

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
Our common stock is listed on the New York Stock Exchange and trades under the symbol “MDU.”
See “Risk Factors” on page 4 and the discussion of risk factors, if any, discussed in the accompanying prospectus supplement as well as the risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before investing in the securities being offered.
Our principal executive offices are located at MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, and our telephone number is (701) 530-1000.
We may offer our securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or any other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 19 of this prospectus provides more information on this topic.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 19, 2011.

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	3
INCORPORATION BY REFERENCE	3
FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	4
MDU RESOURCES GROUP, INC.	5
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	6
DESCRIPTION OF THE DEBT SECURITIES	6
DESCRIPTION OF THE COMMON STOCK	16
PLAN OF DISTRIBUTION	19
EXPERTS	20
LEGAL OPINIONS	20

ABOUT THIS PROSPECTUS
References in this prospectus to the “Company,” “MDU Resources,” “we,” “our” and “us” refer to MDU Resources Group, Inc.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. The registration statement is unlimited to the amount of securities that may be registered. The actual amount of securities being issued from time to time will be disclosed through a prospectus supplement filed at the time of issuance.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We file annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.
In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We also maintain an Internet site (http://www.mdu.com). Information contained on our Internet site does not constitute part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, after the date of this prospectus until we sell all of the securities described in this prospectus. Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

1.	MDU Resources’ Annual Report on Form 10-K for the year ended December 31, 2010 (including portions of the Annual Report to Stockholders);

2.	MDU Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

3.	MDU Resources’ Current Reports on Form 8-K, filed on January 12, February 22, April 27 and April 29, 2011, and Current Report on Form 8-K/A, Amendment No. 1, filed on May 13, 2011;

4.
MDU Resources’ Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003, Amendment No. 3 thereto, filed January 21, 2004, Amendment No. 4 thereto, filed June 27, 2007, Amendment No. 5 thereto, filed November 19, 2008, Amendment No. 6 thereto, filed January 5, 2009 and Amendment No. 7 thereto, filed April 30, 2010, and any further amendments thereto; and

5.	MDU Resources’ Proxy Statement for an annual meeting of stockholders held on April 26, 2011.
You may request a copy of these documents, at no cost to you, by writing or calling Office of the Treasurer, MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.
You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference.
FORWARD-LOOKING STATEMENTS
This document contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, we may publish or otherwise make available forward-looking statements of this nature.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Nonetheless, our expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document or any document incorporated by reference into this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus.
RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information that we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
MDU RESOURCES GROUP, INC.
We are a diversified natural resource company, which was incorporated under the laws of the state of Delaware in 1924. Our principal executive offices are at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.
Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in Montana, North Dakota, South Dakota and Wyoming. Great Plains Natural Gas Co., another one of our public utility divisions, distributes natural gas in western Minnesota and southeastern North Dakota. Cascade Natural Gas Corporation, a wholly owned subsidiary, distributes natural gas in Oregon and Washington. Intermountain Gas Company, another wholly owned subsidiary, distributes natural gas in Idaho. These operations also supply related value-added services.
Through our wholly owned subsidiary, Centennial Energy Holdings, Inc., we own WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.
WBI Holdings is comprised of the pipeline and energy services and the natural gas and oil production segments. The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the United States. The pipeline and energy services segment also provides cathodic protection and energy-related services. The natural gas and oil production segment is engaged in natural gas and oil acquisition, exploration, development and production activities in the Rocky Mountain and Mid-Continent regions of the United States and in and around the Gulf of Mexico.
Knife River is comprised of the construction materials and contracting segment. Knife River mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt, liquid asphalt and other value-added products. It also performs integrated contracting services. Knife River operates in the central, southern and western United States and Alaska and Hawaii.
MDU Construction Services is comprised of the construction services segment. MDU Construction Services specializes in constructing and maintaining electric and communication lines, gas pipelines, fire suppression systems, and external lighting and traffic signalization equipment. The construction services segment also provides utility excavation services and inside electrical wiring, cabling and mechanical services, sells and distributes electrical materials, and manufactures and distributes specialty equipment.
Centennial Resources owns interests in a company owning certain electric transmission lines in Brazil, which is reflected in the Other category.
Centennial Capital insures various types of risks as a captive insurer for certain of our subsidiaries. The function of the captive insurer is to fund the deductible layers of the insured companies’ general liability and automobile liability coverages. Centennial Capital also owns certain real and personal property. These activities are reflected in the Other category.

RATIO OF EARNINGS TO FIXED CHARGES
The following table shows our ratio of earnings to fixed charges for the periods indicated:

Three Months Ended March 31,	Fiscal Years Ended December 31,
2011	2010	2009	2008	2007	2006

3.0	4.1	__1	5.3	6.5	6.5

[1]
Due to a $384.4 million after-tax noncash write-down of natural gas and oil properties in the first quarter of 2009, earnings were insufficient by $227.4 million to cover fixed charges for the twelve months ended December 31, 2009. If the $384.4 million after-tax noncash write-down is excluded, the ratio of earnings to fixed charges would have been 4.6 times for the 12 months ended December 31, 2009. The ratio that excludes the effect of the after-tax noncash write-down is a non-GAAP financial measure. We believe that this non-GAAP financial measure is useful because the noncash write-down excluded is not indicative of our cash flows available to meet our fixed charge obligations. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

USE OF PROCEEDS
Except as may otherwise be set forth in the prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and may be used for funding capital requirements, for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes.
DESCRIPTION OF THE DEBT SECURITIES
The following description sets forth the general terms and provisions of certain Debt Securities that we may offer by this prospectus. We will describe the particular terms of any Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.
We may issue the Debt Securities from time to time in the future, in one or more series, under the Indenture, dated as of December 15, 2003, between us and The Bank of New York Mellon, as trustee, or the Indenture Trustee, as amended and supplemented in the past and as may be amended and supplemented from time to time (the “Indenture”). The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of some of the terms used in the Indenture. We also include references in parentheses to some of the sections of the Indenture. The Indenture is on file with the SEC and is incorporated by reference in this prospectus. You should read the Indenture for a complete understanding of all of its provisions. This summary also is subject to and qualified by reference to the description of the particular terms of each series of Debt Securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should also refer to the Trust Indenture Act for provisions that apply to the Debt Securities.
There is no requirement under the Indenture that future issuances of debt securities be issued exclusively under the Indenture, and we will be free to employ other indentures or agreements containing provisions different from those included in the Indenture or applicable to one or more issues of debt securities, in connection with future issues of the other debt securities. The terms of any such offered debt securities will be described in one or more prospectus supplements.

General
The Indenture permits us to issue an unlimited amount of Debt Securities from time to time. All Debt Securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Debt Securities of that series. This means that we may from time to time, without the consent of the existing holders of the Debt Securities of any series, create and issue additional Debt Securities of a series having the same terms and conditions as the previously-issued Debt Securities of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional Debt Securities. Additional Debt Securities issued in this manner will be consolidated with, and will form a single series with, the previously-issued Debt Securities of that series.
A prospectus supplement and an officer’s certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the Debt Securities;

•	any limit upon the total principal amount of the Debt Securities;

•	the dates, or the method to determine these dates, on which the principal of the Debt Securities will be payable and how it will be paid;

•
the interest rate or rates which the Debt Securities will bear, or how the rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

•	any right to delay the interest payments for the Debt Securities;

•	the percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

•	any date or dates on which the Debt Securities may be redeemed at our option and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	any additions to the events of default under the Indenture or additions to our covenants under the Indenture for the benefit of the holders of Debt Securities;

•	if the Debt Securities will be issued in denominations other than multiples of $1,000;

•
if payments on the Debt Securities may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any rights or duties of another entity to assume our obligations with respect to the Debt Securities;

•	any collateral, security, assurance or guarantee for the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the terms of the Indenture.
(Indenture, Section 301.)

We may sell Debt Securities at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any Debt Securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Indenture will not afford holders of Debt Securities protection in the event of a highly‑leveraged transaction involving us.
Redemption
We will set forth any terms for the redemption of Debt Securities of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the holder of those Debt Securities, Debt Securities will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 504.) If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Indenture Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (Indenture, Section 503.)
Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any Debt Security for redemption. (Indenture, Section 505.) If only part of a Debt Security is redeemed, the Indenture Trustee will deliver to the holder of the Debt Security a new Debt Security of the same series for the remaining portion without charge. (Indenture, Section 506.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the Debt Securities. (Indenture, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each Debt Security payable on any interest payment date will be paid to the person in whose name that Debt Security is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of that Debt Security as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that Debt Security may be listed, if the Indenture Trustee finds it workable. (Indenture, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York Mellon, in the city of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment. We may change the place of payment on the Debt Securities, appoint one or more additional paying agents (including MDU) and remove any paying agent, all at our discretion. (Indenture, Section 702.)
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the offices of the Indenture Trustee in New York, New York. (Indenture, Section 305.) We may designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the Debt Securities. (Indenture,

Section 702.) Unless otherwise specified in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange of the Debt Securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any Debt Security:

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.
(Indenture, Section 305.)
Limitation on Secured Debt
So long as any of the Debt Securities remain outstanding, we will not issue any Secured Debt other than Permitted Secured Debt (in each case as defined below) without the consent of the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which this covenant is made, considered as one class; provided, however, that this covenant will not prohibit the creation or existence of any Secured Debt if either:

•	we make effective provision whereby all Debt Securities then outstanding will be secured equally and ratably with the Secured Debt; or

•
we deliver to the Indenture Trustee bonds, notes or other evidences of indebtedness secured by the lien which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Debt Securities then outstanding and meeting other requirements set forth in the Indenture.

“Secured Debt” means Debt created, issued, incurred or assumed by us which is secured by a lien upon any of our property (other than Excepted Property). For purposes of this covenant, any Capitalized Lease Liabilities will be deemed to be Debt secured by a lien on our property.
“Debt” means:

•	our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay the borrowed money;

•	any guaranty by us of any indebtedness of another person; and

•	any Capitalized Lease Liabilities.
“Debt” does not include, among other things:

•	indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;

•	any trade obligations (including any obligations under power or other commodity purchase agreements and any associated hedges or derivatives) or other obligations in the ordinary course of business;

•	obligations under any lease agreement that are not Capitalized Lease Liabilities; or

•
any liens securing indebtedness neither assumed nor guaranteed by us nor on which we customarily pay interest, existing upon real estate or rights in or relating to real estate acquired by us for substation, transmission line, transportation line, distribution line or right of way purposes.

“Permitted Secured Debt” means, as of any particular time:

•
Secured Debt which matures less than one year from the date of the issuance or incurrence and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any the Secured Debt by or with Secured Debt that matures less than one year from the date of the refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

•
Secured Debt secured by purchase money liens or any other liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any Secured Debt; provided, however, that no Purchase Money Lien or other lien of this type will extend to or cover any of our property other than (1) the property so acquired and improvements, extensions and additions to the property and renewals, replacements and substitutions of or for the property or any part or parts of the property and (2) with respect to Purchase Money Liens, other property subsequently acquired by us;

•
Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the lien which secures the Secured Debt is required either by applicable law or by the issuer of the governmental obligations or is otherwise necessary in order to establish or maintain the exclusion from gross income; and any refundings, refinancings and/or replacements of any Secured Debt by or with similar Secured Debt;

•
Secured Debt (i) which is related to the construction or acquisition of property not previously owned by us or (ii) which is related to the financing of a project involving the development or expansion of our property and (iii) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction (or the proceeds of the property or the project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (iii) above; and

•
in addition to the Permitted Secured Debt described above, Secured Debt not otherwise so permitted in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets or 10% of our capitalization.

“Net Tangible Assets” means the amount shown as total assets on our unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as assets on our unconsolidated balance sheet and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.
“Excepted Property” means:

•
all property of subsidiaries, including Centennial Energy Holdings, Inc., WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC, Centennial Holdings Capital LLC, Centennial Energy Resources International, Inc., Fidelity Exploration & Production Company and any other subsidiaries;

•
all cash and securities (including the capital stock of the subsidiaries mentioned in the preceding bullet and any other subsidiaries) not paid, deposited or held under the Indenture, and all policies of insurance on the lives of our officers;

•	all contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, transition property, claims, demands and judgments;

•	all governmental and other licenses, permits, franchises, consents and allowances; intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•	all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security; and

•	any and all property not acquired or constructed by us for use in our electricity generation, transmission and distribution, and natural gas distribution business.
(Indenture, Granting Clauses.)
“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on our unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by us, which amount will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.
(Indenture, Section 707.)
Defeasance
We will be discharged from our obligations on the Debt Securities of a particular series if we irrevocably deposit with the Indenture Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of Debt Securities. (Indenture, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease as or substantially as an entirety to any entity our Electric and Gas Utility Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Electric and Gas Utility Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all Debt Securities then outstanding under the Indenture;

•
in the case of a lease, the lease is made expressly subject to termination by us or by the Indenture Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Indenture;

•	we shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel as provided in the Indenture; and

•
immediately after giving effect to the transaction, no event of default under the Indenture, or event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing.

(Indenture, Section 1201.)
“Electric and Gas Utility Property” means substantially all of our fixed electricity generation, transmission and distribution, and natural gas distribution, together with improvements, extensions and additions to, and renewals, replacements and substitution of or for, any part of parts of these properties, other than Excepted Property.
In the case of the conveyance or other transfer of the Electric and Gas Utility Property as or substantially as an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations under the Indenture and on the Debt Securities then outstanding unless we elect to waive release and discharge. (Indenture, Section 1204.)
The Indenture does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of our Electric and Gas Utility Property that does not constitute the entirety, or substantially the entirety, of our Electric and Gas Utility Property (Indenture, Section 1205.); or

•
any conveyance, transfer or lease of any of our properties where we retain Electric and Gas Utility Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Debt Securities, and any other outstanding debt securities that rank equally with, or senior to, the Debt Securities with respect to the Electric and Gas Utility Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select and that is approved by the Indenture Trustee. (Indenture, Section 1206.)

The terms of the Indenture do not restrict us in a merger in which we are the surviving entity. (Indenture, Section 1205.)
Events of Default
“Event of default,” when used in the Indenture with respect to Debt Securities, means any of the following:

•	failure to pay interest on any Debt Security for 30 days after it is due;

•	failure to pay the principal of or any premium on any Debt Security when due;

•
failure to perform any other covenant in the Indenture that continues for 90 days after we receive written notice from the Indenture Trustee, or we and the Indenture Trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities;

•	events of bankruptcy, insolvency or our reorganization as specified in the Indenture; or

•	any other event of default included in any supplemental indenture or officer’s certificate for that series of Debt Securities.
(Indenture, Sections 901 and 1301.)

Remedies
If an event of default under the Indenture occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities may declare the principal amount of all of the Debt Securities to be due and payable immediately.
At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the event of default under the Indenture giving rise to the declaration of acceleration will be considered cured, and the declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding Debt Securities;

(2)	the principal of and premium, if any, on the outstanding Debt Securities that have become due otherwise than by the declaration of acceleration and overdue interest thereon;

(3)	interest on overdue interest to the extent lawful; and

(4)	all amounts due to the Indenture Trustee under the Indenture; and

•	any other event of default under the Indenture with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture.
(Indenture, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Other than its duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Indenture Trustee a reasonable indemnity. (Indenture, Section 1003.) If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred upon the Indenture Trustee. The Indenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture. (Indenture, Section 912.)
No holder of Debt Securities will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

•	the holder has previously given to the Indenture Trustee written notice of a continuing event of default under the Indenture;

•
the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series have made a written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute proceedings; and

•
the Indenture Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Debt Securities, inconsistent with the written request of holders referred to above.

(Indenture, Section 907.)
However, these limitations do not apply to a suit by a holder of an Debt Security for payment of the principal, premium, if any, or interest on the Debt Security on or after the applicable due date. (Indenture, Section 908.)

We will provide to the Indenture Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture. (Indenture, Section 705.)
Modification and Waiver
Without the consent of any holder of Debt Securities, we and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the Debt Securities;

•
to permit an entity acquiring a substantial portion of our Electric and Gas Utility Property to assume a pro rata share of the outstanding Debt Securities based upon the net book value of the Electric and Gas Utility Property acquired by that entity and to release us and our properties from any obligations under the Indenture with respect to those assumed Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Debt Securities, or to surrender any right or power conferred upon us;

•	to add additional events of default under the Indenture for all or any series of Debt Securities;

•
to change or eliminate or add any provision to the Indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of Debt Securities of such series has been obtained in accordance with the Indenture; or

(2)	when no Debt Securities of the affected series remain outstanding under the Indenture;

•	to provide additional security for any Debt Securities;

•	to establish the form or terms of Debt Securities of any other series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to us may be served;

•
to amend and restate the Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Debt Securities of any series in any material respect; or

•	to cure any ambiguity or inconsistency.
(Indenture, Section 1301.)
The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by us with some restrictive provisions of the Indenture. (Indenture, Section

706.) The holders of not less than a majority in principal amount of the outstanding Debt Securities may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of any series affected. (Indenture, Section 913.)
The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series that are directly affected, considered as one class, will be required. No amendment or modification may without the consent of all the holders of the Debt Securities of all series then outstanding:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security;

•
reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•	modify some of the provisions of the Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series.
A supplemental indenture that changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the Indenture of the holders of the Debt Securities of any other series. (Indenture, Section 1302.)
The Indenture provides that Debt Securities owned by us or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Debt Security will bind every future holder of that Debt Security and the holder of every Debt Security issued upon the registration of transfer of or in exchange for that Debt Security. A transferee will also be bound by acts of the Indenture Trustee or us in reliance thereon, whether or not notation of that action is made upon the Debt Security. (Indenture, Section 106.)
Resignation of a Trustee
The Indenture Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Indenture Trustee and us. No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Indenture Trustee a resolution of our Board of Directors appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Indenture, Section 1010.)
Notices
Notices to holders of Debt Securities will be given by mail to the addresses of the holders as they may appear in the security register for Debt Securities. (Indenture, Section 108.)
Title
We, the Indenture Trustee, and any of our or the Indenture Trustee’s agents, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not the Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)
Governing Law
The Indenture is, and the Debt Securities will be, governed by, and construed in accordance with, the laws of the state of New York except where otherwise required by law. (Indenture, Section 114.)
Information about the Indenture Trustee
The Indenture Trustee is The Bank of New York Mellon. The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain, or may maintain in the future, deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.
DESCRIPTION OF THE COMMON STOCK
Common Stock − General
The following is a description of our common stock. This description is not complete, and we qualify it by referring to our restated certificate of incorporation, as amended, and bylaws, as amended, both of which we incorporate into this document by reference, and the laws of the state of Delaware.
Our restated certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into four classes:

•	500,000 shares of preferred stock, $100 par value;

•	1,000,000 shares of preferred stock A, without par value;

•	500,000 shares of preference stock, without par value; and

•	500,000,000 shares of common stock, $1.00 par value.
Dividend Rights
Under our restated certificate of incorporation, we may declare and pay dividends on our common stock, out of surplus or net profits, only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred and preference stock. As of May 19, 2011, we had 155,000 shares of preferred stock and no preferred stock A or preference stock outstanding.
Voting Rights
Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.
Our bylaws provide for a majority voting standard for the election of directors in an uncontested election and a plurality voting standard in the event the number of nominees exceeds the number of directors to be elected.
The holders of our preferred stock, preferred stock A and preference stock do not have the right to vote, except as our board of directors establishes or as provided in our restated certificate of incorporation or bylaws or as determined by state law.
Our restated certificate of incorporation gives the holders of our preferred stock, preferred stock A and the preference stock the right to vote if dividends are unpaid, in whole or in part, on their shares for one year. The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends. In addition, the holders of some series of our preferred stock and preferred stock A, and/or the holders of our preference stock, must approve amendments to the restated certificate of incorporation in some instances.
Liquidation Rights
If we were to liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive specified amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock. After the preferred stock, preferred stock A and preference stock payments are made, the holders of our common stock are entitled to share in all of our remaining assets available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred or Preference Stock
Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series. Our board of directors has the authority to determine the terms of each series of any preferred or preference stock, within the limits of our restated certificate of incorporation and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.
If we issue any preferred or preference stock, we may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred or preference stock may delay or prevent a change in control of MDU Resources.

Provisions of our Restated Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our restated certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of MDU Resources if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our restated certificate of incorporation provides that our board of directors will have at least six and at most 15 directors. Two‑thirds of the continuing directors decide the exact number of directors at a given time. Two-thirds of the Board fill any new directorships it creates and any vacancies.
Under the laws of the state of Delaware, our directors may be removed by a majority of the shares then entitled to vote in an election of directors. However, our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders, which includes the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our restated certificate of incorporation prevents stockholders from calling a special meeting.
Meetings of Stockholders
No Cumulative Voting
Our restated certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions
Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than the close of business on the 90th day prior to the first anniversary of the prior year’s annual meeting.
Provisions Relating to the Authorization of Business Combinations
There is a provision in our restated certificate of incorporation permitting our board of directors to consider the following factors in determining whether or not to approve some types of business combinations:

•
The consideration to be received by us or our stockholders in connection with the business combination in relation not only to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of us as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and our financial condition, future prospects and future value as an independent corporation;

•	The character, integrity and business philosophy of the other party or parties to the business combination transaction and the management of that party or those parties;

•
The business and financial conditions and earnings prospects of the other party or parties to the business combination transaction, including, but not limited to, debt service and other existing or likely financial obligations of that party or those parties, the intention of the other party or parties to the business combination transaction regarding the use of our assets to finance the acquisition, and the possible effect of the conditions upon us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located;

•
The projected social, legal and economic effects of the proposed action or transaction upon us or our subsidiaries, employees, suppliers, customers and others having similar relationships with us, and the communities in which we and our subsidiaries do business;

•	The general desirability of our continuance as an independent entity; and

•	Such other factors as the continuing directors may deem relevant.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three‑year period after that person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Transfer Agent; Registrar
The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Saint Paul, Minnesota.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more of the following ways from time to time: (i) to underwriters or dealers for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. The prospectus supplement with respect to the securities being sold will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters participate in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters.
Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased. If we use a dealer in the sale, we will sell the securities to the dealer as principal. The dealer may then resell these securities at varying prices determined at the time of resale.
If the securities are sold by agents, commissions payable by us to those agents will be set forth in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and will do so pursuant to the terms of a distribution agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters, dealers or agent. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one of more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.
EXPERTS
The consolidated financial statements, the related financial statement schedules, incorporated in this Prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph referring to the adoption of the definitions and required pricing assumptions outlined in the Modernization of Oil and Gas Reporting rules issued by the Securities and Exchange Commission effective as of December 31, 2009, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
The validity of the securities will be passed upon for us by Paul K. Sandness, Esq., our General Counsel, and also by Cohen Tauber Spievack & Wagner P.C., 420 Lexington Avenue, New York, New York 10170.
________________________
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Up to 7,500,000 Shares
MDU RESOURCES GROUP, INC.

Common Stock

Prospectus Supplement

Wells Fargo Securities
May 20, 2013